UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The attached presentation relates to the Sherwood Group’s consent solicitation. However, because the Sherwood Group has also nominated candidates for Barnwell Industries, Inc.’s 2025 Annual Meeting, this presentation may also be considered proxy materials in connection with the 2025 Annual Meeting and accordingly is being filed as solicitation material under Rule 14a-12.

 Investor Presentation April 2025

 Today’s Agenda  1• Company Overview  2• Long-Term Strategic Plan  3• Company Nominees  4• Rebuttals to Sherwood’s Assertions  5• Sherwood’s Distractions: Past and Present  6• Barnwell’s Attempts at Reconciliation with Sherwood  1  BARNWELLINDUSTRIES,INC.

 Barnwell Industries, Inc. is a diversified public company principally engaged in exploitation and development of long- reserve life oil and natural gas assets Canada and the US with a Land Investment Segment primarily associated with residential real estate development in Hawaii  Company History and Background  NYSE: BRN  Founded in 1956 in Shreveport, Louisiana as a Delaware corporation  Has been engaged in oil and natural gas exploration as well as other  businesses for nearly 70 years  Calgary, Alberta has served as the base for Barnwell’s Oil and Natural Gas business segment since 1970  Ongoing transition of management of its Land Investment business segment and corporate accounting from Honolulu, Hawaii to Calgary  Company Overview  1  We have built a diversified Oil & Gas portfolio and remain committed to streamlining our core businesses, reinvesting in our Oil & Gas operations and further reducing our SG&A costs  2  BARNWELLINDUSTRIES,INC.

1 Company Overview – Oil and Natural Gas Segment

Since 2014, the Company has taken actions to bolster its balance sheet by divesting mature natural gas and heavy oil properties and its water drilling subsidiary, ultimately allowing Company to remain free of significant debt

- 20+ divestitures since 2018 yielding approximately $3.6 million in proceeds
- Proactive in abandoning wells to address retirement obligations and regulatory compliance

In August 2018, the Company acquired significant working interests in the Twining area of Alberta, Canada

- The company has since more than doubled production from 450 boe/d to ~1300 boe/d and significantly added to land holdings.
- The company has participated in drilling 12 profitable wells in Twining using cash flow and has an inventory of over 40 more locations.
- Significant upside in developing ~30% share of remaining oil-in-place in Pekisko A Pool, the 9th largest conventional oil pool in Alberta. Half cycle economics apply to new drilling projects
- In July 2021, Company successfully sold certain interests in natural gas and oil properties located in the Spirit River Area of Alberta

In March 2025, the Company successfully completed a multi-year program of selling Water Resources International for $1,050,000


Twining Assets Acquired
Sale of Spirit River Assets
Sale of Drilling Rig
CEO Succession
Sale of Water Resources International
2018
2019
2020
2021
2022
2023
2024
2025
Participation in Spirit River Area Well
Sale of Drilling Rig
Cash Dividend Announced

3

BARNWELL INDUSTRIES, INC.

 Company Overview – Land Investment Segment  Barnwell holds a 10-20% minority interest in oceanside developments in the North Kona District of the Big Island of Hawaii  Area is anchored by the ultra-luxury Kūkiʻo and Hualalai Resorts, adjacent to the Four Seasons Resort Hualalai at Historic Kaupulehu  Company has rights to receive payments and distributions in connection with our investment in several partnerships that have interests in real estate in the district and the partnership owns the real estate operation and its office located in Kukio Resort  As of February 2024, all 80 lots were fully sold in Increment 1 of the Kaupulehu Development. The remaining 420 developable acres of the 800-acre area which comprises Increment 2 of the Kaupulehu Development area are entitled for and can support up to 350 additional homesites  Supply/demand imbalance of land ownership on the island strongly suggests that such ready-to-build projects will command significant value and provide future cashflow if a project is developed there  1  4  BARNWELLINDUSTRIES,INC.

 3  5  5  BARNWELLINDUSTRIES,INC.  2 Long-Term Strate  gic Plan  Focus Area  Strategic Initiatives  1  Divesting Legacy Assets  In March 2025, the Company completed its multi-year liquidation of its water drilling subsidiary (Water Resources International) for a final sale price of $1,050,000; proceeds currently being deployed for reinvestment in the Oil & Natural Gas segment  Sale of the entire division follows prior divestitures of drilling rigs owned by Water Resources International in 2021 and 2022 for a total of over $1,230,000  The sale of the Company’s remaining real estate interests is being considered as well  2  Maintaining a Strong Balance Sheet  The Company has no significant long-term debt  Ended the fiscal year with $4,505,000 in cash and cash equivalents and $1,071,000 in working capital.  Continue to manage long-term reclamation obligations  Sales of some legacy oil and gas properties have reduced asset retirement obligation liabilities  Driving Cash Flow  In 2024 oil and gas subsidiaries saw outputs increase substantially; production of  natural gas and natural gas liquids increased by 6% and 23%, respectively  Production operating costs declined by 6% YoY, and the Company’s Twining Drilling Program successfully came online  4  Reducing Overhead  Over last 3 years, Company has lowered G&A expense from $8,044,000 to $5,598,000,  down over 30%, through 9/30/24, despite incurring an average of over $1,000,000 per  year in professional fees to address continuous actions by the Sherwood Group  Intend to continue exploring ways to significantly reduce G&A expenses in absolute terms and as percentage of revenues moving forward  Returning Cash to Stockholders  At present time, the Company is prioritizing growth investment but will continue to evaluate all uses of capital to maximize shareholder value

 Company Nominees  3  Ken Grossman Vice Chairman Independent Director  Director Since: 2020  (Vice Chairman since April 2024; 2020-2021)  Investor and attorney specializing in companies undergoing and/or emerging from restructuring or reorganization; extensive experience in advising investors as well as leading investors and partners with respect to distressed and other transitional and capital-challenged “special situation” companies  Management Position: Senior Managing Director of  Steppingstone Group, LLC (2017 – Present)  Current Directorships / Senior Advisory Roles:  Senior Advisor, Concise Capital Mgmt  Portfolio companies undergoing transition  Director, Nebraska Book Co., Inc.  Company undergoing transition  Prior Directorships:  Chairman, Barnwell (2023 – 2024; 2020 – 2021)  Director of Lehman Brothers Special Finance, Inc.  Director Signature Group Holdings, Inc.  Director, Performance Sports Group, Inc.  Director, Buffalo Armory, LLC  Craig Hopkins  CEO and President  Director Since: N/A – current nominee  A mechanical engineer by training, Craig brings a wealth of experience to the Board, having spent the entirety of his three-decades-long career in the Oil & Gas industry. In addition to his technical background, Craig has 20 years of leadership experience in roles including strategy, negotiations, and stakeholder relations  Executive Positions:  CEO and President, Barnwell (2024 – Present)  President, Octavian Oil, Ltd. (2017 – Present)  President and COO, Barnwell of Canada, Limited (2020 – Present)  VP Engineering and Operations, Aspect Energy  Prior Experience in Energy Industry:  Field Production Engineer, Canadian  Occidental Petroleum Ltd.  Various senior engineering and management roles, Crestar Energy Inc.; Atlas Energy Ltd.; Aspect Energy Ltd.; Talisman Energy Inc; Barnwell Industries, Inc.  6  BARNWELLINDUSTRIES,INC.

 Company Nominees  3  Josh Horowitz  Independent Director  Director Since: 2023  Capital markets and asset management expert, deep knowledge of value investing strategies; significant management and public company board experience bring significant insight into corporate operations, investment opportunities, commodities and corporate management  Current Executive Positions:  Portfolio Manager, Palm Management  Current Directorships:  Director, Kingsway Financial Services Inc. (NYSE: KFS) (2025 – Present); NeuroMetrix (Nasdaq: NURO) (2024 – Present)  Chairman, Limbach Holdings (Nasdaq: LMB)  Chairman, BK Techologies Corporation (NYSE: BKTI) (2023 – Present)  Prior Directorships:  Director, The Lincoln General Insurance Company; 1347 Capital Corp. (Nasdaq: TFSC); 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH); Minim, Inc. (Nasdaq: MINM)  Interim Chairman, Birner Dental Management Services  Alex Kinzler Executive Chairman Director Since: 1999  (Executive Chairman since April 2024)  Brings deep insight into the operations, challenges and complex issues facing the Company; significant executive leadership experience and operational, strategic, consensus-building and management skills  Current Executive Positions:  Secretary, Barnwell (2024 – Present)  General Counsel, Barnwell (2001 – Present)  Prior Executive Positions:  Chief Executive Officer, Barnwell (2016 –  2024)  President and Chief Operating Officer, Barnwell (2002 – 2024)  Prior Directorship: Hawaii Leeward Planning Conference  7  BARNWELLINDUSTRIES,INC.

 Company Nominees  3  Philip McPherson  Independent Director  Director Since: N/A – current nominee  (Director from 2020 – 2023)1  Brings significant executive management and executive oil and gas experience as a C-suite executive of several companies over his career; considered an expert on California E&P firms  Current Executive Positions:  Vice President of Capital Markets, Riot Platforms, Inc. (2021 – Present)  Prior Executive Positions:  CFO, Secretary, Treasurer and Director, Citadel Exploration, Inc. (OTCMKTS: COIL), a publicly traded energy company engaged in the exploration and development of oil and natural gas properties (2012 – 2021)  Interim CEO, Citadel Exploration (2019)  Retail Stockbroker and Partner, Mission Capital (pre-acquisition by oil and gas boutique C.K. Cooper & Company)  Partner and Managing Director, Global  Hunter Securities (Energy Research Group)  8  BARNWELLINDUSTRIES,INC.  1 Mr. McPherson was originally selected by Mr. Sherwood in 2020 to serve on the Company’s Board.

3 Company Nominees - *Comparison of Company vs. Sherwood Nominees*

Criteria	Co. Nominees	Sherwood Nominees
1. Equity Ownership in Barnwell	• Current Board (plus family members) own over 1,870,000 shares (18.6% beneficial ownership) of the Company	• Besides Sherwood himself, none of Sherwood's nominees included in his consent solicitation own any shares of Barnwell
2. Age	• Average age of 56.8	• Four of Sherwood's five nominees for the consent solicitation are in their 70's
3. Relevant Oil & Gas Experience	• Nominees have oil and gas experience • See Biographies on pages 7 and 8. • Craig Hopkins has decades of experience as a petroleum engineer • Phil McPherson has served as CEO and CFO of a public oil & gas exploration company • Alex Kinzler has decades of experience with Barnwell's oil & gas operations	• Nominee Heather Isidoro, who Sherwood claims has Canadian energy experience, publicly stated on LinkedIn that she is no longer interested in the industry • Isidoro stated that she served as a VP of an oil and gas company "for a paycheck, not a living" and that such experience "stopped being fun, enjoyable, or rewarding"
4. Institutional Knowledge	• All directors have deep institutional knowledge of Barnwell's operations and business segments based on decades of experience • Sherwood's designee, Laurance Narbut, who had Oil & Gas experience voluntarily resigned from the Board in February 2025.	• Nominees lack a basic understanding of Barnwell's business • Sherwood nominees included in his consent solicitation are not the same nominees as those included in Sherwood's defective and misleading nomination notice for the 2025 AGM (subject to ongoing litigation) • Sherwood is even seeking to remove his own designee on the Board, Doug Woodrum, who has served since 2020

The Barnwell Board provided the Sherwood nominees an opportunity to fill out a D&O Questionnaire, but the nominees did not respond.

9

BARNWELL INDUSTRIES, INC.

Rebuttals to Sherwood Demands  4  8  While we intend to retain the Company's partnership interest in the Hawaiian land assets, we see no justification for maintaining a physical presence there.  “  Although [the Kinzler family] owned approximately 25 -  30% of BRN shares, they managed to garner 100% of the  company’s profits for their benefit by paying themselves annual compensation which we believe was excessive.  “  . . . we will also look for attractive opportunities to invest in our oil and gas assets.  “  Additionally, we believe it is imperative that we  dramatically reduce overhead and shut down extraneous  money losing operations immediately.  “  “  “  “  “  “  “  “The Company has engaged in value destroying business transactions at the hands of Kinzler.  Sherwood Demand  Company Rebuttal  Acquired significant asset base in the Twining field in Central Alberta in August 2018, following a years-long, disciplined search for a new investment that fit our strict criteria  Reduced Alex Kinzler’s annual base compensation from  $280,000 to $175,000 on April 1, 2023  CEO transition in April 2024 from Alex Kinzler to Craig Hopkins (and Morton Kinzler passed away in 2018)  Cash dividends paid for a number of years when commodity prices were stronger  Over last three years, lowered G&A expense by more than 30%  There are no “extraneous money losing operations” – the WRI subsidiary (sold in 2025) became unprofitable only after Sherwood’s appointees to the Board insisted that it not bid on new work since 2022, which also made it more difficult to sell  Completed the sale of Water Resources International, Inc., its water well-drilling subsidiary, in March 2025 to enable the Company to significantly scale back presence in Hawaii  Transition of management of Land Investment segment and accounting from Hawaii to Calgary is in progress and ongoing  Since 2018, the Company has generated over $3.6m million from sales of legacy assets, reduced our legacy oil & gas reclamation obligations, and paid off our debt  Kinzler oversaw the restructuring of the Increment 1 ownership in 2013, producing over $21M in revenue since 2020  10  BARNWELLINDUSTRIES,INC.

 Rebuttals to Sherwood Demands  4  The adoption of the [rights plan in January 2025] . . . clearly was aimed at materially adversely affecting the Sherwood Group. In fact, the Sherwood Group is the only one immediately impacted by the plan.  BRN‘s impairments during the past six months total 24.9% of its total $5,354,000 — a significant loss given BRN’s market value.  Sherwood Demand  Company Rebuttal  The Company’s impairments are solely due to non-cash write-downs of oil and gas properties under U.S. GAAP accounting rules based upon prior year rolling average commodity prices and have no effect on actual asset values   The Rights Plan was adopted in response to the significant ownership position of the Sherwood Group and the refusal of the Sherwood Group to extend the 2023 Settlement Agreement  This action was taken in the best interest of shareholders to protect them from any attempt by the Sherwood Group to take control of the Company without paying a control premium  The Sherwood Group’s valid board nominations [were] rejected on procedural technicalities; BRN deliberately waited until after the nomination period closed to declare [the] submission ‘defective’ . . .  The Sherwood Group delayed notifying the Company of its proposed nominees for the 2025 AGM until the final business day before the expiration of the advance notice period even though the Sherwood Group had been indicating its intention to take control of the Company for months, in violation of the 2023 Settlement Agreement  Sherwood’s omissions were not procedural technicalities. Sherwood’s nomination notice was significantly and materially non-compliant with the unambiguous requirements of the advance notice bylaws required by most public companies  Barnwell promptly notified Sherwood of the various defects in his nomination notice  11  BARNWELLINDUSTRIES,INC.  “  “  “  “  “  “

 Rebuttals to Sherwood Demands  4  Barnwell Shareholders  Suffered Abysmal Returns  History of Declining Revenues and Operating Losses.  “  Sherwood Comment  Company Rebuttal  The Company paid dividends totaling $.075 per share in FY 2022 and 2023, opposed by Sherwood’s board nominees. Prior to 2008, the Company paid annual dividends for many years, returning substantial value to shareholders  The Company’s impairments are solely due to non-cash write- downs of oil and gas properties under U.S. GAAP accounting rules based upon prior year rolling average commodity prices, having no effect on actual asset values. Low commodity prices impact the entire industry  Positive results impacted annually by costs incurred to address Sherwood’s tampering with Board and Management as well as not complying with settlement agreements, as shown below  12  BARNWELLINDUSTRIES,INC.  2020  2021  2022  2023  2024  Fiscal Year Results  (4,756,000)  6,253,000  5,513,000  (961,000)  (5,565,000)  Expense Incurred  1,373,000  702,000  1,690,000  1,765,000  423,000  Re: Sherwood  Non-Cash Impairment  4,376,000  668,000  89,000  4,457,000  2,885,000  Required by GAAP  “  “

 Rebuttals to Sherwood Demands: Any Credible Ideas Already Implemented  4  Strategy Item  Progress  Reduce Kinzler’s Pay  Transition Kinzler Out of CEO Role and Appoint New CEO  Reduce Board Compensation  Reduce SG&A*  Sell or Shut Down Water Resources (WRI)  Invest in High Return on Capital Projects  (via new Twining Wells)  Monetize Remaining Hawaiian Land  IN PROCESS  Transition Out of Hawaii  TAKING SHAPE WITH WRI SALE COMPELTE  Source New CFO for Planned Gifford Retirement  IN PROCESS  *SG&A not including expenses to address hostile Sherwood takeover have been consistently reduced  13  BARNWELLINDUSTRIES,INC.

 5 Sherwood’s Distractions: Past and Present  Intentionally Distracting  Sherwood has been disruptive since first holding a stake in Barnwell in 2012  Sherwood’s campaigns against Barnwell have cost the Company over $1M per year since 2020  Sherwood’s board designees have lodged baseless accusations of unethical behavior at other directors and have unilaterally interfered with corporate matters  Despite the Company’s good faith efforts, Sherwood refuses to compromise through an “all or nothing” approach (Sherwood demands full control and nothing less)  Erratic & Self-Interested  Over the last 5 years, Sherwood has shifted his support among nine different individuals for Barnwell’s Board  Inexplicably, none of those individuals are among Sherwood’s current nominees, although Phil McPherson, one of his prior designees, is on the Company’s slate for the 2025 Annual Meeting  Of Sherwood’s two designees under the 2023 Settlement Agreement, one is not on his consent solicitation slate and the other voluntarily resigned from the Board in February 2025  Ethically Questionnable  Sherwood made a “secret” significant investment in a competing Canadian venture founded and controlled by one of Sherwood’s former director designees - a sitting member of the Barnwell Board at that time  Majority of Board believes this arrangement was undertaken as a quid pro quo so that Sherwood’s nominee would execute on Sherwood’s self-serving agenda  Sherwood has consistently violated standstill agreements with the Company  Sherwood has repeatedly contacted his Board designees, seeking to elicit confidential information and influence boardroom deliberations to fulfill his self-serving agendas  Sherwood has a history of disruption and ethically challenged dealings with the management and Board of Barnwell  14  BARNWELLINDUSTRIES,INC.

 Sherwood’s Distractions: Past and Present  5  Sherwood has no plan other than control – at the expense of shareholders and without paying any premium for that control  15  BARNWELLINDUSTRIES,INC.  Sherwood has failed to produce ANY credible or legitimate plan for the Company – and any reasonable suggestions  have already been undertaken by the Board  Sherwood has repeatedly demanded a fire sale of the Company’s assets and create a public shell to pursue leveraged M&A opportunities:  Sherwood has lobbied Barnwell to immediately shut down all Hawaiian operations and sell the Canadian oil business  When an opportunity to sell the Canadian assets occurred, Sherwood’s Board representatives at the time  voted against doing so  Following a successful and profitable fiscal year 2021 for the Company and following his “divide and conquer playbook” Sherwood emailed some members of the Board stating that “there is still work to be done at BRN. In my opinion the company needs to exit Hawaii, divest the water business, and sell or merge the Canadian oil and gas assets”  Sherwood has provided vague platitudes via email, including stating: “Summarizing my ultimate vision for BRN, I see the Company as a cash rich entity with a $40+ million tax loss carry-forward that will, via an acquisition, unlock/create meaningful shareholder value.”  Neither the source of cash nor the plan for using NOLs has ever been articulated. Over five years, neither Sherwood nor any of his numerous designees on the Board have ever proposed such an acquisition or merger opportunity

 Sherwood’s Distractions: Past and Present  5  Sherwood lacks expertise in oil and gas - Barnwell estimates that Sherwood’s ideas since 2020, should they have been implemented, would have lost shareholders at least $22 million of value  Sherwood’s demand to sell the Land Investment segment in Hawaii and water well drilling subsidiary at any price was imprudent and reflects his lack of understanding of the business  Since mid-2020, the Land Investment segment collected distributions in excess of $15 million with virtually no offsetting expenses  The Water Resources International subsidiary contributed approximately $6 million in cash flow in fiscal 2020  under a cost-plus contract  The Hawaii land revenues combined with the well drilling subsidiary performance enabled Barnwell to navigate the pandemic and reinvest in its Twining oil and gas property  The Company maximized the value of Water Resources International in March 2025 in a sale of its remaining  assets for more than $1 million after selling two other rigs in prior years for over $1,230,000  Despite Sherwood’s ideas, Barnwell Board members have always engaged with directors endorsed by Sherwood in the same manner as any other director with the goal of facilitating a healthy, functioning Board – AND despite many of  Sherwood’s endorsed directors attempting to serve Sherwood rather than the best interests of all shareholders  16  BARNWELLINDUSTRIES,INC.

 Barnwell’s Attempts at Reconciliation with Sherwood  6  Barnwell has attempted to avoid a public campaign by offering Sherwood a settlement that included appointing him to the Board.  Offered to extend the 2023 Settlement Agreement  Also offered to endorse a seven-person board which included five directors previously endorsed by Sherwood.  Sherwood has repeatedly rebuffed our efforts to engage in a constructive dialogue  The Board’s latest proposal to Sherwood included two seats on a four-person Board, with the 5th seat held by the Company’s CEO. Sherwood refused this proposal and will not settle for anything short of full control  Barnwell remains open to a settlement where Sherwood would have appropriate representation, but the Board is not prepared to give Sherwood sole control of the Company, particularly given the history of his nominees putting Sherwood’s interests over the best interests of all shareholders  The Board’s latest attempt to reach a resolution follows a long history of attempting to avoid the cost and distraction of  Sherwood’s self-serving campaigns  17  BARNWELLINDUSTRIES,INC.  Following the 2020 proxy contest, Sherwood obtained 3 seats on the seven-person Board  Current Board was expressly approved by Sherwood under the 2023 Settlement Agreement whereby the Company and Sherwood each designated two directors and a fifth director, Josh Horowitz, was selected as a compromise board member who was vetted by Sherwood and expressly endorsed by both parties to the settlement agreement

 Do not sign any blue consent card and do not consent to Sherwood’s proposals.  18  BARNWELLINDUSTRIES,INC.  If you have signed any blue consent card, you may revoke that consent by signing, dating and mailing the WHITE Consent Revocation Card immediately.  Shareholders with questions or who need assistance revoking any consent should  contact:  Okapi Partners LLC  1212 Avenue of the Americas, 17th Floor New York, New York 10036  +1 (877) 869-0171  Email: barnwell@okapipartners.com

 Important Additional Information and Where to Find It  Barnwell Industries, Inc. (the “Company”) has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2025 (the “Preliminary Proxy Statement”) in connection with the solicitation of proxies for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Prior to the 2025 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT  (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN  IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2025 Annual Meeting at the SEC’s website (link) or at the Company’s website at https://ir.brninc.com/ or by contacting Alexander Kinzler, Secretary and General Counsel of the Company, by phone at (808) 531-8400, by email at akinzler@brninc.com or by mail at Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813.  Certain Information Regarding Participants  The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from shareholders in connection with the 2025 Annual Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 2, 2024 and in the Preliminary Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 3 and Form 4 filed with the SEC: Form 3, filed by Craig Hopkins, with the filings of the Company on May 16, 2024; Form 4, filed by Craig Hopkins, with the filings of the Company on May 20, 2024, August 29, 2024, January 13, 2025 and January 17, 2025; Form 4, filed by Joshua Horowitz, with the filings of the Company on August 23, 2024 and October 28, 2024; Form 4, filed by Kenneth Grossman, with the filings of the Company on October 28, 2024; and Form 4, filed by Douglas Woodrum, with the filings of the Company on October 28, 2024. These filings can be found at the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.  19  BARNWELLINDUSTRIES,INC.  Legal Disclaimer